Exhibit 10.45.4

FOURTH AMENDMENT OF

THE LICENSE AND COLLABORATION AGREEMENT

This FOURTH AMENDMENT OF THE LICENSE AND COLLABORATION AGREEMENT (this “Fourth Amendment”) is made and effective as of September 22nd, 2016 (the “Fourth Amendment Effective Date”) by and between Miragen Therapeutics, Inc., a corporation organized and existing under the laws of Delaware, having its principal place of business at 6200 Lookout Rd., Boulder, CO 80301, USA (“Miragen”) on the first part, and Les Laboratoires Servier, a corporation organized and existing under the laws of France, having offices at 50 rue Carnot, 92284 Suresnes cedex France and Institut de Recherches Servier, a corporation organized and existing under the laws of France, having offices at 3 rue de la République, 92150 Suresnes, France (these two entities jointly referred to as “Servier”) on the second part. Servier and Miragen are referred to in this Agreement individually as a “Party” and collectively as the “Parties.”

WHEREAS, Miragen and Servier are parties to that certain License and Collaboration Agreement, dated October 13, 2011 (the “Effective Date”) as amended by First Amendment dated May 13, 2013, and Second Amendment dated May 13, 2014, and Third Amendment dated May 28, 2015 (the “Collaboration Agreement”), pursuant to which the Parties established a collaboration for the research, development and commercialization of products directed at miRNA targets for the treatment of cardiovascular diseases;

WHEREAS, the Parties wish to extend the Research Term under the Collaboration Agreement as set forth below.

NOW THEREFORE, in consideration of the foregoing premises and the mutual promises, covenants and conditions contained in this Fourth Amendment, the Parties agree as follows:

1.	Section 4.2 of the Collaboration Agreement is hereby deleted and replaced in its entirety with the following:

“4.2     Research Term. The term of the Research Collaboration (“Research Term”) shall continue until October 31, 2017.”

2.	Section 4.3 of the Collaboration Agreement is hereby completed as follows:

“Miragen acknowledges and agrees that the Current Research Budget allows Miragen to carry out the research activities entrusted to Miragen until December 31st, 2016. The Parties will update the Research Budget according to the agreed Research Plan for the period starting January 1st, 2017 until October 31st, 2017.”

3.	Any and all terms of the Collaboration Agreement not modified here above shall continue to be in full force and effect.

Miragen Therapeutics, Inc.		Les Laboratoires Servier

By: /s/William S. Marshall		By: /s/Eric Falcand

Name:	William S. MARSHALL	Name: Eric FALCAND
Title:	President and CEO	Title:	Proxy

By: /s/Christian Bazantay

		Name:	Christian BAZANTAY
		Title:	Proxy

Institut de Recherches Servier

By: /s/Emmanuel Canet

		Name:	Emmanuel CANET
		Title:	President Research and Development